EXHIBIT 99.1

Press Release:

Zarlink Semiconductor Trades as "ZL" on the NYSE, TSE

Ottawa, Canada September 6, 2001 - Zarlink Semiconductor Inc. will begin trading under the symbol ZL" on the New York and Toronto stock exchanges on Friday, September 7, 2001. Shareholder approval for the company's name change from Mitel Corporation (NYSE/TSE: MLT) to Zarlink Semiconductor Inc. was received on July 25, 2001. These developments complete the company's evolution from Mitel Corporation to Zarlink Semiconductor.

Zarlink employs its formidable analog, digital and mixed-signal capabilities to offer the most compelling products for wired, wireless and optical connectivity markets and ultra low-power medical applications. For more information, visit www.zarlink.com

Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions include, among others, the risks discussed in documents filed by the Company with the Securities and Exchange Commission. Investors are encouraged to consider the risks detailed in those filings.

Zarlink and the Zarlink Semiconductor logo are trademarks of Zarlink Semiconductor Inc.


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